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                                  Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in Registration Statement on Form S-3 of Pyramid Oil Company of our report dated March 30, 2011, relating to our audit of the financial statements which appear in this Annual Report on Form 10-K of Pyramid Oil Company for the year ended December 31, 2010.


SingerLewak LLP

Los Angeles, California
March 30, 2011